Exhibit 99.1

TransDigm Announces Acquisition of DART Aerospace

Cleveland, Ohio, March 14, 2022/PRNewswire / -- TransDigm Group Incorporated (NYSE: TDG), announced today that it has entered into a definitive agreement to acquire DART Aerospace (“DART” or “the Company”), a portfolio company of Greenbriar Equity Group, L.P. and First Aviation Services Inc., for approximately $360 million in cash.
DART is headquartered in Montreal, Quebec. The Company is a leading provider of highly engineered, unique helicopter mission equipment solutions that predominantly service civilian aircraft. The Company is expected to generate approximately $100 million in pro forma revenues for the calendar year ending December 31, 2022. Approximately 95% of DART’s revenues are derived from proprietary products and about 80% of DART’s revenues comes from the aftermarket. The products have a strong presence across major commercial rotary-wing platforms as well as select applications for defense and safety services. The Company employs approximately 400 people and operates from four primary facilities in Hawkesbury, Ontario; Portland, Oregon; Fort Collins, Colorado and Chihuahua, Mexico.
Kevin Stein, TransDigm’s President and Chief Executive Officer, stated, “We are excited about the acquisition of DART Aerospace. DART is an industry leader in helicopter mission equipment and its unique helicopter solutions fit well with our proprietary and aftermarket-focused value generation strategy. The Company has established positions on a diverse range of new and existing rotary-wing platforms, strong aftermarket content and an outstanding reputation with its customers. As with all TransDigm acquisitions, we expect the DART acquisition to create equity value in-line with our long-term private equity-like return objectives.”
The acquisition, which is expected to close during the second calendar quarter of 2022, is subject to regulatory approvals and customary closing conditions. The acquisition will be financed through existing cash on hand.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats, natural disasters and climate change-related events; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; climate-related regulations; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

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